Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sunpeaks Ventures, Inc.

We hereby consent to this inclusion in this Registration Statement on Form S-1 Amendment No. 9, of our report dated October 19, 2010, of Sunpeaks Ventures, Inc. relating to the financial statements as of June 30, 2010 and 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

November 12, 2010